                                                                    EXHIBIT 10.2


================================================================================


                                  GENUITY INC.

                      OUTSIDE DIRECTORS' COMPENSATION PLAN

                                  ___________


                             Effective May 22, 2000


================================================================================

                               TABLE OF CONTENTS

 1.  PURPOSE................................................................  1
 2.  EFFECTIVE DATE AND TERM OF THE PLAN....................................  1
 3.  DEFINITIONS............................................................  1
 4.  PARTICIPATION..........................................................  2
 5.  ADMINISTRATION.........................................................  2
 6.  OPTIONS................................................................  3
 7.  LIMITATIONS ON OPTIONS.................................................  3
 8.  OPTION AGREEMENTS......................................................  4
 9.  REVOCATION OR AMENDMENT OF OPTIONS.....................................  4
10.  FORFEITURE OF OPTIONS..................................................  4
11.  AMENDMENT OR TERMINATION OF THE PLAN...................................  5
12.  ADJUSTMENT PROVISIONS..................................................  5
13.  NO REQUIRED SEGREGATION OF ASSETS......................................  6
14.  COSTS..................................................................  6
15.  SEVERABILITY...........................................................  6
16.  GOVERNING LAW..........................................................  6


--------------------------------------------------------------------------------
Genuity Inc. Outside Directors' Compensation Plan              Table of Contents

1.   PURPOSE

     The purpose of the Plan is to benefit the shareholders of Genuity Inc. by increasing the proprietary interests of non-employee directors of Genuity Inc. or any Related Entity in the growth and success of Genuity Inc. In addition to the stock options provided for herein, each eligible director will receive annual cash compensation in the amount of $30,000 or such other amount as shall be determined by the Board.

2.   EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan became effective on May 22, 2000. Unless the Plan is terminated earlier in accordance with Section 11 hereof, the Plan shall remain in full force and effect until the close of business on the date of the Company's annual meeting of shareholders in the year 2010, at which time the right to grant Options under the Plan shall terminate automatically unless the shareholders of the Company approve an extension or renewal of the Plan.

3.   DEFINITIONS

     Except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of the Plan:

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Committee" means the Executive Compensation Committee of the Board.

     "Common Stock" means the Class A common stock of the Company, including both treasury shares and authorized but unissued shares, or any security of the Company issued in substitution or exchange therefor or in lieu thereof.

     "Company" means Genuity Inc.

     "Director" means a member of the Board.

     "Fair Market Value" means the average of the high and low sales prices of a Share on Nasdaq (or any other reporting system or market selected by the Committee) on the relevant date, or if no sale of Shares is reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of the valuation.

     "Grant Price" means the price per Share at which Shares may be purchased under an Option. Except as provided in Section 6(d), below, the Grant Price shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

--------------------------------------------------------------------------------

     Genuity Inc. Outside Directors' Compensation Plan                    Page 1

     "Option" means the right to purchase a specified number of Shares, at a fixed Grant Price, during a specified term (not to exceed ten years from the date as of which the Grant Price is determined) as the Committee may determine.

     "Option Agreement" means an agreement entered into between the Company and a Participant, in a form determined by the Committee in its sole discretion, setting forth the terms and conditions applicable to the Options granted to the Participant.

     "Participant" means a Director who has been granted an Option under the Plan.

     "Plan" means the Genuity Inc. Outside Directors' Compensation Plan, as set forth herein.

     "Related Entity" means a corporation, partnership, joint venture or other entity in which the Company has an ownership or other proprietary interest of at least ten percent.

     "Share" means a share of Common Stock.

4.   PARTICIPATION

     Only those individuals who are Directors and who are not employees of the Company or a Related Company shall participate in the Plan and receive Options hereunder.

5.   ADMINISTRATION

     (a) The Plan and all Options granted pursuant thereto shall be administered by the Committee. All questions of interpretation and administration with respect to the Plan, Options, and Option Agreements shall be determined by the Committee in its sole and absolute discretion, and its determinations shall be final and binding upon all parties.

     (b) The Committee may delegate its authority under subsection (a), above, to persons other than its members to the extent it deems such action advisable. Any person to whom the Committee has delegated authority under subsection (a), above, may receive Options only if the Options are granted directly by the Committee without delegation.

     (c) The Committee may, in its sole discretion, promulgate general regulations and guidelines governing the administration of the Plan and the Options granted hereunder.

--------------------------------------------------------------------------------

     Genuity Inc. Outside Directors' Stock Option Plan                    Page 2

6.   OPTIONS

     (a) At the beginning of each Participant's initial term as a Director, the Participant shall receive an option to purchase 30,000 Shares. At the beginning of any subsequent three-year term to which each Participant may be elected and begin to serve as a Director, the Participant shall receive an additional option to purchase 30,000 Shares; provided, that a participant whose initial term was less than three years shall not receive an additional 30,000 options upon his or her first election to a full three-year term. The Committee shall have discretion to award a pro rated option to any Director who begins to serve a term as a Director that is expected to be less than three years in duration.

     (b) The Grant Price shall be payable, at the discretion of the Committee, by the payment of cash, the delivery of Shares, and/or any other means that the Committee determines to be consistent with the Plan's purposes and applicable law.

     (c) The Committee also may grant an Option to purchase additional Shares to a Participant contingent upon the surrender of Shares owned by the Participant in payment of the Grant Price under an Option or upon the surrender of Shares by the Participant in payment of withholding tax liability with respect to an Option.

     (d) The initial Option granted to the eligible members of the Company's initial Board shall be exercisable at the initial public offering price per Share. Any other Option granted under the Plan shall be exercisable at the Grant Price.

7.   LIMITATIONS ON OPTIONS

     (a) The only Options that may be granted under the Plan are those set forth in Section 6 hereof.

     (b) No Option awarded under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution. During the Participant's lifetime, an Option may be exercised only by the Participant or by the Participant's guardian or legal representative.

     (c) No fractional Shares shall be issued in connection with Options under the Plan. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (d) Except as provided in subsection (c), above, and Section 10 hereof, payments of Options shall be wholly in Shares. The Committee, in its sole

--------------------------------------------------------------------------------

     Genuity Inc. Outside Directors' Compensation Plan                    Page 3
          discretion, shall determine whether the Shares shall be subject to restrictions on transfer and/or forfeiture provisions.

8.   OPTION AGREEMENTS

     An Option may be evidenced by an Option Agreement, the terms of which have been approved by the Committee, setting forth the terms and conditions applicable to the Option, including

     (a) terms and conditions governing the extent (if any) to which the Option may become vested or exercisable or be exercised or paid,

     (b) terms and conditions governing the disposition of the Option in the event of disability, death or other termination of a Participant's status as a Director, and

     (c) a provision that a Participant shall have no rights as a shareholder with respect to any Shares covered by an Option until the date on which the Participant or his nominee becomes the holder of record of such Shares.

9.   REVOCATION OR AMENDMENT OF OPTIONS

     (a) Except as provided in subsection (b) and Section 10, below, the Committee may not, without the written consent of the Participant, revoke an Option Agreement, and may not without such written consent make or change any determination or change any term, condition, or provision affecting an Option if the determination or change would adversely affect the Option or a Participant's rights thereto.

     (b) The Committee may at any time and in any manner modify the terms of an Option that relate to the early termination of the Option after the Participant's separation from the Board; provided that such modification shall not apply to an Option to the extent that it has been previously exercised.

10.  FORFEITURE OF OPTIONS

     (a) A Participant who does not complete the term as a Director for which an Option was granted shall, upon removal or withdrawal from the Board, forfeit any then-unvested portion of the Option.

     (b) Except to the extent a shorter time period is dictated by another provision of the Plan or by an Award Agreement, any portion of an Option that is not exercised within five years of the Participant's separation or withdrawal from the Board shall be forfeited.

--------------------------------------------------------------------------------

     Genuity Inc. Outside Directors' Compensation Plan                    Page 4

11.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board may, from time to time, alter, amend, suspend, or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law. The termination of the Plan shall not cause any previously granted Options to terminate. After the termination of the Plan, any previously granted Options shall remain in effect and shall continue to be governed by the terms of the Plan, the Options, and any applicable Option Agreements. This Section applies regardless of whether the termination of the Plan occurs pursuant to Section 2 hereof or pursuant to this Section 11.

12.  ADJUSTMENT PROVISIONS

     If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Options have been or may be issued under the Plan and that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in a manner that the Committee deems appropriate to prevent such dilution or enlargement, adjust any or all of

     (a) the number and type of securities that thereafter may be issued under the Plan,

     (b)  the number and type of securities subject to outstanding Options, and

     (c) the Grant Price with respect to any outstanding Option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

     The number of Shares subject to any Option shall always be a whole number.

     Subject to any required action by the Company's shareholders, if the Company is a party to any merger or consolidation, a Participant holding an outstanding Option shall be entitled to receive, upon the exercise of the Option, the same per Share consideration on the same terms that a holder of the same number of Shares that are subject to the Option would be entitled to receive pursuant to the merger or consolidation.

--------------------------------------------------------------------------------

     Genuity Inc. Outside Directors' Compensation Plan                    Page 5

13.  NO REQUIRED SEGREGATION OF ASSETS

     The Company shall be required to segregate any assets that may at any time be represented by Options pursuant to the Plan.

14.  COSTS

     The Committee may require a Participant or beneficiary to bear all or part of the cost of exercising an Option or issuing Shares under the Plan.

15.  SEVERABILITY

     If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

16.  GOVERNING LAW

     To the extent not preempted by federal law, the provisions of the Plan will be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction.

--------------------------------------------------------------------------------

     Genuity Inc. Outside Directors' Stock Option Plan                    Page 6